Exhibit 10.51b


                   VOLUNTARY SEPARATION AGREEMENT AND RELEASE

     This memorandum sets forth the terms and conditions of the Voluntary Separation Agreement and Release ("Agreement") between John E. Ott, on his own behalf and on behalf of his estate, heirs, executors, administrators, attorneys, successors and assigns (hereinafter collectively referred to as the "Employee") and The WellCare Management Group, Inc., and its parent(s), branches, agencies, subsidiaries, affiliates, related companies and divisions and their respective successors, assigns, representatives, agents, officers, directors, shareholders and employees, whether current or former (hereinafter collectively referred to as "WellCare").

     WHEREAS, the Employee and WellCare have agreed that the Employee's employment with WellCare will immediately cease effective the date of the closing of the transaction between Kiran C. Patel, M.D. and WellCare (the "Termination Date").

     WHEREAS, the Employee shall voluntarily resign as an officer and member of the Board of Directors of WellCare, effective the date of the closing of the transaction between Kiran C. Patel, M.D. and WellCare. Notwithstanding anything to the contrary in this Agreement, the date of the closing of the transaction between Kiran C. Patel, M.D. and WellCare, shall be Employee's final date of employment with WellCare in any capacity.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and undertakings set forth herein, the Employee and WellCare agree as follows:

     1. The employment agreement dated June 1, 1996, by and between the Employee and WellCare, as amended by the Amendment to the Employment Agreement including Exhibits A&B thereto, dated June 1, 1998 ("Employment Agreement"), and all rights and obligations of the Employee and WellCare thereunder shall terminate effective at 5:00 p.m. on the seventh day after the closing of the transaction between Kiran C. Patel, M.D. and WellCare, provided, however, that Employee does not revoke this Agreement within seven (7) days after signing it pursuant to paragraph 15 of this Agreement.

     2. As consideration for the Employee's release of any and all claims against WellCare as set forth in paragraph 3 herein and provided the Employee does not revoke this agreement as set forth in paragraph 1 above and paragraph 15 below and subject to Employee's compliance with the terms of this Agreement, WellCare agrees:

     (A) to the maximum extent permitted by New York Corporate law, to indemnify Employee against judgments, fines, penalties, amounts paid in settlement and reasonable expenses actually incurred by Employee (including reasonable attorney's fees) in the event Employee is made a party to any proceeding, other than an action by or in the right of the company, by reason of the fact that the Employee is or was an employee, officer, director or agent of the company. WellCare may also advance to the Employee expenses incurred in defending any such proceedings to the maximum extent permitted by New York State corporate law, including agreement by Employee to repay such advanced sums if he is latter found not to be indemnified by the company pursuant to New York corporate law. In accordance with the foregoing, no such indemnification shall be made unless, inter alia, Employee is successful on the merits in the defense of any preceding referenced above, Employee acted in good faith and in a manner he reasonably believed to be in the best interests of the company and, with respect to any criminal action or proceeding, Employee had no reasonable cause to believe his conduct was unlawful. It is hereby agreed that such rights of indemnification shall be in addition to any rights of indemnification Employee may have as an officer of the company, pursuant to bylaws of the company or otherwise present.

     (B) to provide the Employee with a compensation equivalent to $180,000 to be distributed as follows:

          (i) a lump sum payment fifty thousand dollars ($50,000), less applicable deductions, on or about the fourteenth day after the closing of the proposed transaction between Kiran C. Patel, M.D. and WellCare;

          (ii) for twelve consecutive months, commencing 30 days from the closing of the transaction between Kiran C. Patel, M.D. and WellCare, a monthly payment of $4,167.00, less applicable deductions;

          (iii) a to be determined amount of shares of the Common Stock of The WellCare Management Group, Inc. equivalent to the value of eighty thousand dollars ($80,000) based on the closing stock price as of the date of the authorization of the additional $5 million shares of common stock of WellCare. The stock as issued to the Employee shall have a minimum floor price of $.51 per share. In addition, WellCare shall, at its sole expense, use its best efforts to have the shares issued to the Employee authorized and approved for public sale by July 1, 2000. In the event registration and approval of the stock for public sale is not completed by that date, for any reason whatsoever, WellCare, will, upon receiving proper Board approval, purchase the stock back from the Employee within ninety days following receiving written notice at the greater of the current market price as of such date or $.51 per share.

          (iv) to reimburse all reasonable health insurance expenses incurred by Employee under Employee's family coverage health insurance prior to the date of the closing of the transaction between Kiran C. Patel, M.D. and WellCare.

During the period in which the Employee is receiving payments pursuant to this paragraph 2(b), the Employee shall be reasonably available via telephone or in person to answer questions from the President or Chief Executive Officer of WellCare, or their designee, relating to those services the Employee performed prior to the termination of his employment.

     (C) to pay for the contribution of the Employee's health insurance coverage, including Employee's spouse, for the period from the date of the closing of the transaction between Kiran C. Patel, M.D. and WellCare through May 31, 2001, pursuant to COBRA, if eligible. If the Employee resides outside the service area, or is not eligible for COBRA, the company shall reimburse the Employee for the cost of alternative coverage he obtains, up to a maximum of $7,000.00 in total for the two-year period.

     (D) to make a good faith attempt to transfer the company's executive life insurance policy, or a portion thereof, to an individual policy. WellCare shall continue to contribute towards the policy premium, at the current contribution level, for a two year period commencing from the date of the closing of the transaction between Kiran C. Patel, M.D. and WellCare; and

     (E) to waive, as of the date of its execution of this Agreement, all rights it may have pursuant to paragraph 6 of the Employment Agreement.

     3. In exchange for the payments and benefits set forth in paragraph 2 above and for other good and valuable consideration, the Employee hereby releases WellCare from any and all liability for any claims against WellCare as of the date of this execution of this Agreement, whether known or unknown to him that may arise under express or implied contract, federal, state, or local statute, executive order, law, ordinance, tort or other obligations arising out of public policy. This release includes but is not limited to any claims for discrimination on the basis of race, color, sex, national origin, religion, disability, age, marital status and veteran status, including but not limited to any claims arising under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1966, The Civil Rights Act of 1991, of the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act of 1990, the Family and Medical Leave Act of 1993, the Employee Retirement Income Security Act, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act of 1938, the New York State Human Rights Law, and all claims for wages, monetary or equitable relief, vacation, other employee fringe benefits, benefit plans, medical plans, 401(k) plans, stock options plans or attorneys' fees. This Agreement does not constitute any admission by WellCare that it has violated any such law or legal obligation with respect to any aspect of the Employee's employment or termination therefrom.

     4. The Employee represents, warrants and acknowledges that WellCare owes him no wages, commissions, bonuses, sick pay, personal leave pay, holiday pay, severance pay, vacation pay, tuition reimbursement, stock options, auto allowance, 401(k) Plan benefits or other compensation or benefits or payments or forms of renumeration of any kind or nature, other than that specifically provided for in this Agreement. Reference is made to the Employment Agreement, to the Amendment to the Employment Agreement, and to the Option Agreements dated September 9, 1995, June 1, 1996, June 1, 1996 and June 27, 1997 as well as any and all other option agreements which have or may have been granted. Employee and WellCare hereby acknowledge that as a result of Employee's termination of employment, no options granted under the Option Agreements or otherwise shall become exercisable; and that Employee further acknowledges and agrees that WellCare has no further obligation to issue any options to the Employee under the Employment Agreement or otherwise.

     5. The Employee confirms that he has delivered to WellCare any and all property and equipment of WellCare, including his beeper, phone, keys, laptop or other computers, and any other WellCare items he may have had in his possession.

     6. The Employee represents and agrees that; (a) he has not filed or caused to be filed any lawsuits against WellCare in any Court whatsoever; (b) he has not filed or caused to be file any charges or complaints against WellCare with any municipal, state or federal agency charged with the enforcement of any law, and (c) pursuant to and as a part of the Employee's complete, total and irrevocable release and discharge of WellCare, the Employee agrees, to the fullest extent permitted by law, not to file or cause to be filed a charge, complaint, grievance, or demand for arbitration in any forum, which relates to any matter that involves WellCare and that occurred on or before the date of the Employee's execution of this Agreement.

     7. The Employee agrees not to disclose the terms, contents or execution of this Agreement, the claims that have been or could have been raised against WellCare as of the date of execution of this Agreement, and the facts and circumstances underlying any such claims except in the following circumstances:

          A. The Employee may disclose the terms of this Agreement to his immediate family, so long as such family member agrees to be bound by the confidential nature of this Agreement;

          B. The Employee may disclose the terms of this Agreement to (i) his counsel, tax advisors, auditors or accountants, so long as such persons agree in writing to be bound by the confidential nature of this Agreement, or (ii) taxing authorities, if requested by such authorities and so long as they are advised in writing of the confidential nature of this Agreement; and

          C. Pursuant to the order of a court or governmental agency of competent jurisdiction, or otherwise as may be required by law, or for purposes of securing enforcement of the terms and conditions of this Agreement.

     8. In the event the Employee is asked about the circumstances of his termination by a prospective employer he may state only that WellCare and the Employee mutually agreed to terminate his employment, both parties will state that the Employee's work performance was satisfactory and both parties mutually agreed to terminate Employee's position so that the Employee could seek other opportunities. Neither party shall make derogatory comments about the other.

     9. The terms, contents or execution of this Agreement, any claims that have been or could have been raised against WellCare as of the date of execution of this Agreement, and the facts and circumstances underlying any such claims shall not be admissible in any litigation, arbitration or proceeding in any forum for any purpose other than to secure enforcement of the terms and conditions of this Agreement, except as required by law.

     10. Employee agrees not to issue any communication, written or otherwise, that disparages, criticizes or otherwise reflects adversely or encourages any adverse action against WellCare, except if testifying truthfully under oath pursuant to any lawful court order or subpoena or otherwise responding to or providing disclosures required by law.

     11. Except as required by law, Employee specifically agrees that he will not at any time, in any fashion, form, or manner, either directly or indirectly, divulge, disclose, or communicate to any person, firm or corporation, in any manner whatsoever any information of any kind, nature, or description concerning any matters affecting or relating to the business of WellCare, including, without limiting the generality of the foregoing, the names of any of its customers, the prices it obtains or has obtained, or at which it sells or has sold its products or services, or any other information of, about or concerning the business of WellCare, its manner of operation, its plans, processes, or other date of any kind nature, or description, without regard to whether any or all of the foregoing matters would be deemed confidential, material, or important, the parties hereby stipulating that as between them, the same are important, material, and confidential, and gravely affect the successful conduct of the business of WellCare and its goodwill, and that any breach of the terms of this paragraph is a material breach of this Agreement. Employee further confirms that he has delivered to WellCare any and all documents and other tangible items containing information as described in this paragraph.

     12. Upon service on the Employee, or anyone acting on his behalf, of any subpoena, order, directive or other legal process requiring the Employee to engage in conduct encompassed within paragraphs 7, 9, 10 or 11 of this Agreement, the Employee or his attorney shall immediately notify Set I. Truwit, Esq., Epstein, Becker & Green, P.C., 250 Park Avenue, New York, New York 10177 and the President/Chief Executive Officer of WellCare in writing within two business day of such service.

     13. Employee agrees that he will assist and cooperate with WellCare in connection with the defense or prosecution of any claim that may be made against or by WellCare, or in connection with any ongoing or future investigation or dispute or claims of any kind involving WellCare, including any proceeding before any arbitral, administrative, judicial, legislative, or other body or agency, including testifying in any proceeding to the extent such claims, investigations or proceedings relate to services performed or required to be performed by Employee, pertinent knowledge possessed by Employee, or any act or omission by Employee. Employee further agrees to perform all acts and execute and delivery any documents that may be reasonably necessary to carry out the provision of this paragraph. WellCare will reimburse any reasonable expenses required to provide these services.

     14. The failure of the Employee or WellCare to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof, or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

     15. The Employee acknowledges that he has been offered twenty-one (21) days from the date he received this Agreement within which to consider its terms, and that he has been advised that during such period he should consult an attorney regarding the terms of this Agreement. The Employee further acknowledges that his signature below indicates that he is entering into this Agreement freely, knowingly and voluntarily with a full understanding of its terms. The terms of this Agreement shall not become effective or enforceable until seven (7) days following the date of the Employee's execution of this Agreement, during which time the Employee may revoke this Agreement by notifying WellCare in writing, by registered letter delivered to the attention of the undersigned representative of WellCare. Any such revocation must be received by 5:00 p.m. on or before the seventh day.

     16. This Agreement constitutes the entire agreement between the Employee and WellCare, and supersedes and cancels all prior oral and written agreement, if any, between the Employee and WellCare. Employee affirms that, in entering into this Agreement, Employee is not relying upon any oral or written promise or statement made by anyone at any time on behalf of WellCare.

     17.  If any of the  provisions,  terms or  clauses  of this  Agreement  are declared illegal, unenforceable or ineffective in a legal forum, those provisions, terms and clauses shall be deemed severable, such that all other provisions, terms and clauses of this Agreement shall remain valid and binding upon both parties; provided, however, if the Employee's release of WellCare as contained in paragraph 3 of this Agreement is declared by a court of competent jurisdiction to be illegal, unenforceable or ineffective and the Employee asserts against WellCare claims that the parties intended to be released under Paragraph 3, the Employee shall return to WellCare all monies paid to and the value of all benefits received by him under this Agreement within ten (10) business days of any such determination.

     18. The Employee agrees that in the event he breaches the terms of this Agreement, WellCare may immediately cease all payments pursuant to this Agreement, and WellCare shall be entitled to recover from the Employee all amounts paid to the Employee pursuant to this Agreement as well as all costs and reasonable attorneys' fees incurred as a result of WellCare's attempt to redress such breach or to enforce WellCare's rights and protect WellCare's legitimate interests. If the employer breaches the terms of this agreement, Employee shall be entitled to recover from employer all payments remaining pursuant to this agreement, as well as all costs and reasonable attorney's fees incurred as a result of employer's attempt to redress such breach or to enforce Employee's rights and protect Employee's legitimate interests.

     19. The law of the State of New York will control any questions concerning the validity and interpretation of this Agreement, without regard to principles of conflicts of law. Any controversy or claim arising out of or relating to this Agreement, or breach thereof, shall be settled by arbitration in accordance with the applicable rules then obtaining of the American Arbitration Association and judgment on the award rendered may be entered in any court having jurisdiction thereof. The prevailing party in any such proceeding shall be entitled to reimbursement of its costs and expenses (including reasonable attorneys' fees) in connection with such proceedings.

     20. This Agreement has been reached by mutual and purely voluntary agreement of the parties, and the parties, by their signatures indicate their full agreement with, and understanding of, its terms. Employee acknowledges that Employee has been given a reasonable period of time to consider the Agreement, and that this Agreement has binding legal effect.

     21. This agreement shall be null and void in the event the contemplated transaction between Kiran C. Patel, M.D. and WellCare does not close.

     22. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, assigns, heirs, executors and legal representatives.

     23. This Agreement may not be changed or altered, except by a writing signed by the Employee and an authorized officer of WellCare.


                                        "Employee"

                                        /s/ John E. Ott, M.D.
                                        ----------------------------------
                                        John E. Ott, M.D.

STATE OF WASHINGTON DC             )
                                   )ss.:
COUNTY OF DISTRICT OF COLUMBIA     )

         On the 2nd day of May, 1999, before me personally came John E. Ott, M.D., to me known to be the individual described in the foregoing instrument, who executed the foregoing instrument in my presence, and who duly acknowledged to me that he executed the same.


                                        /s/ Sonia M. Marguez
                                        ----------------------------------
                                        Notary Public

                                        SONIA M. MARQUEZ
                                        NOTARY PUBLIC DISTRICT OF COLUMBIA
                                        My Commission Expires November 14, 2001


                                        WELLCARE MANAGEMENT GROUP, INC.
                                        "WellCare"


                                        By:  /s/ Craig S. Dupont
                                             -----------------------------
                                        Craig S. Dupont
                                        President/CEO


STATE OF NEW YORK   )
                    )ss.:
COUNTY OF ULSTER    )

     On this 30th day of June, 1999, before me personally came President/CEO, to me known, who being by me duly sworn, did depose and say that he is President/CEO. The WellCare Management Group, Inc., the corporation described in and which executed the foregoing instrument; that he is duly authorized to execute said instrument on behalf of said corporation, and that he executed said instrument pursuant to that authority.


                                        /s/ Donna Wood
                                        ----------------------------------
                                        Notary Public


                                        DONNA WOOD
                                        Notary Public, State of New York
                                        No. 01W06000070
                                        Qualified in Westchester County
                                        Commission Expires December 8, 1999